CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders Putnam New York Tax Exempt Income Fund:

We consent to the use of our report dated January 12, 2006, incorporated in this Registration Statement by reference, to the Putnam New York Tax Exempt Income Fund and to the references to our firm under the captions “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP Boston, Massachusetts March 28, 2006